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                                                     SCHEDULE "A"
                              1998
                      Equity Incentive Plan

SECTION 1.  PURPOSE

Hanover Gold Company, Inc., in order to attract and retain able persons and to provide its employees, directors, officers, and other individuals or entities with additional incentive and reward opportunities, designed to enhance the profitable growth of the Corporation over the long term, hereby adopts this 1998 Equity Incentive Plan. The Plan provides for granting of Common Stock, Incentive Stock Options, Non-Qualified Stock Options, or any combination thereof.

SECTION 2.  DEFINITIONS

For purposes of the Plan the following terms shall have the following meanings unless specified otherwise by any other section:

(a) AWARD means, individually or collectively, any Option granted pursuant to the Plan.

(b)  BOARD means the board of directors of the Corporation.

(c) CHANGE OF CONTROL VALUE means the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Corporation in any merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Corporation in any tender offer or exchange offer whereby a Corporate Change takes place or
     (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Option. If the consideration offered to stockholders of the Corporation in any transaction described in this Paragraph or Paragraphs (c) and (d) of 8 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(d)  CODE means the Internal Revenue Code of 1986, as amended.
     Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

(e)  COMMITTEE means the committee referred to in 4.

(f)  COMMON STOCK means the common stock of the Corporation.

(g)  CORPORATION means Hanover Gold Company, Inc.

(h) CORPORATE CHANGE means one of the following events: (i) the merger, consolidation or other reorganization of the Corporation in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (excluding a Subsidiary), cash or other property, other than (a) a merger, consolidation or reorganization of the Corporation which would result in the voting stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least sixty percent (60%) of the combined voting power of the voting stock of the Corporation or such surviving entity outstanding immediately after such merger, consolidation or reorganization of the Corporation, or (b) a merger, consolidation or reorganization of the Corporation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than forty-nine percent (49%) of the combined voting power of the Corporation's then outstanding stock; (ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except to a Subsidiary); (iii) the adoption by the stockholders of the Corporation of a plan of liquidation and dissolution; (iv) the acquisition (other than an acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) based on voting power) of the Corporation's outstanding capital stock or acquisition by a person or entity who currently has beneficial ownership which increases such person's or entity's beneficial ownership to fifty percent (50%) or more based on voting power) of the Corporation's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board. Notwithstanding the provisions of clause (iv) above, a Corporate Change shall not be considered to have occurred upon the acquisition (other than an acquisition pursuant to any other clause of the preceding sentence) by any person or entity, including without limitation a "group" as contemplated by 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) based on voting power) of the Corporation's outstanding capital stock or the requisite percentage to increase their ownership to fifty percent (50%) resulting from a public offering of securities of the Corporation under the Securities Act of 1933, as amended.

(i) EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

(j) FAIR MARKET VALUE means, as of any specified date, the closing price of the Common Stock on the NASDAQ (or, if the Common Stock is not listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate (such determination will be made in good-faith as required by 422(c)(1) of the Code and may be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such valuations).

(k) GRANT means individually or collectively, any Common Stock granted pursuant to the Plan.

(1) GRANTEE means an employee, director, officer, other individual or entity who has been granted Common Stock pursuant to the Plan.

(m) HOLDER means an individual or entity who has been granted an Award.

(n) INCENTIVE STOCK OPTION means an Option within the meaning of 422 of the Code.

(o) NON-QUALIFIED STOCK OPTION means a stock option which does not constitute an Incentive Stock Option.

(p) OPTION means an Award granted under 7 of the Plan and includes both Incentive Stock Options and Non-Qualified
     Stock Options.

(q) OPTION AGREEMENT means a written agreement between the Corporation and an Holder with respect to an Option.

(r)  PLAN means the Hanover Gold Company, Inc. 1998 Equity
     Incentive Plan.

(s)  RULE 16B-3 means Rule 16b-3 of the General Rules and
     Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

(t) SUBSIDIARY means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Corporation, or a corporation in which the Corporation owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of fifty percent (50%) or more, except solely with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in 424(f) of the Code.

SECTION 3. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of December 1, 1998 the date of its adoption by the Board, provided that the Plan is approved by the stockholders of the Corporation within twelve (12) months thereafter and on or prior to the date of the first annual meeting of stockholders of the Corporation held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. Notwithstanding any provision of the Plan or of any Option Agreement, no Option shall be exercisable and no Common Stock may be granted prior to such stockholder approval. The Plan shall be terminated and no further Awards of Common Stock may be granted under the Plan after ten
(10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's shareholders, whichever is earlier. Subject to the provisions of 9, the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time.

SECTION 4.  ADMINISTRATION

(a) ADMINISTRATION OF PLAN BY COMMITTEE. The Plan shall be administered by a committee of the Board ("the Committee") composed of not less than two directors of the Company, each of whom shall be both a disinterested person as defined in Rule 16b-3 ("Disinterested Person") and an "outside director" for purposes of 162(m) of the Code ("Outside Director"). The Committee may act only by a majority of its members, except that the Committee (i) may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee shall have the authority to approve the Award of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Corporation pursuant to Code 162(m). Options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code 162(m) and any Treasury Regulations promulgated thereunder.

(b) POWERS. Subject to the terms of the Plan, the Committee shall have sole authority, in its discretion, to designate which employees, officers, directors, individuals or entities shall receive an Award or Grant and the time or times when such Award or Grant shall be made. Exercising its discretion the Committee shall determine whether the designee shall be granted Common Stock or awarded an Incentive Stock Option or a Non-Qualified Stock Option. If the Committee determines that an Award shall be made to a designee then it shall determine the number of shares of Common Stock which may be issued under the Option awarded. In making such designations and determinations, the Committee may take into account the nature of the services rendered by these individuals, their present and potential contribution to the success of the Corporation, or a Subsidiary, and such other factors as in its discretion shall deem relevant.

(c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the provisions of this Plan. Subject to the express provisions of the Plan, the Committee is authorized in its sole discretion, exercised in a nondiscriminatory manner, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award or Grant, including such terms, restrictions and provisions as shall be requisite in the judgement of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award or Grant in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Committee on the matters referred to in this 4 shall be conclusive.

SECTION 5. GRANT OF OPTIONS AND STOCK SUBJECT TO THE PLAN

(a) AWARD LIMITS. The Committee may from time to time grant Awards and/or make Grants to one or more employees, directors, officers, individuals or entities determined by it to be eligible for participation in the Plan in accordance with the provisions of 6 of this Plan. However, any shares subject to options previously issued under existing plans that as a result of forfeiture to the Company become subject to reissuance shall be reissued and administered pursuant to the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 2,000,000 shares. The aggregate number of shares of Common Stock that may be issued to any Holder and/or granted to any Grantee under the Plan shall not exceed twenty-five percent (25%) of the aggregate number of shares referred to in the preceding sentence. The total number of shares issuable upon exercise of all outstanding Options shall not exceed a number of shares which is equal to twenty-five percent (25%) of the then outstanding shares of the Corporation. Any of such shares which remain unissued and which are not subject to outstanding Options and/or Grants at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award or Grant. To the extent that an Award or Grant lapses or the rights of its Holder or Grantee terminate, any shares of Common Stock subject to such Award or Grant shall again be available for the grant of an Award or making of a Grant. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in 8 of the Plan with respect to shares of Common Stock subject to Options then outstanding.

(b) STOCK OFFERED. The stock to be offered pursuant to an Award or Grant may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

SECTION 6.  ELIGIBILITY

An Incentive Stock Option Award made pursuant to the Plan may be granted only to an individual who, at the time of grant, is an employee of the Corporation or a Subsidiary. An Award of a Non-Qualified Stock Option or a Grant of Common Stock may be made to an individual who, at the time of Award or Grant, is an employee of the Corporation or a Subsidiary or to an individual who has been identified by the Committee to receive an Award or Grant due to their contribution or service to the Corporation, including members of the Board of Directors of the Corporation or a Subsidiary. An Award or Grant made pursuant to the Plan may be made on more than one occasion to the same person, and such Award or Grant may include a Common Stock Grant, an award of an Incentive Stock Option, a Non-Qualified Stock Option, or any combination thereof. Each Award or Grant shall be evidenced by a written instrument duly executed by or on behalf of the Corporation.

SECTION 7.  STOCK OPTIONS/GRANTS

(a) STOCK OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement between the Corporation and the Holder which shall contain such terms and conditions as may be approved by the Committee and agreed upon by the Holder. The terms and conditions of the respective Option Agreements need not be identical. Each Option Agreement shall specify the effect of termination of employment, total and permanent disability and retirement or death on the exercisability of the Option. Under each Option Agreement, a Holder shall have the right to appoint any individual or legal entity in writing as his or her beneficiary under the Plan in the event of his death. Such designation may be revoked in writing by the Holder at any time and a new beneficiary may be appointed in writing on the form provided by the Committee for such purpose. In the absence of such appointment, the beneficiary shall be the legal representative of the Holder's estate.

(b) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant and shall be stated in the Option Agreement; provided, however, that an option may not be exercised more than ten (10) years from the effective date of the plan.

(c) LIMITATIONS ON EXERCISE OF OPTION. Options granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option provided. An Option may not be exercised for fractional shares.

(d) SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation (and Subsidiary) exceeds One Hundred Thousand Dollars ($100,000) (within the meaning of 422 of the Code), such excess Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Holder's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Subsidiary, within the meaning of 422(b)(6) of the Code, unless
     (i) at the time such Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(e) OPTION PRICE. The purchase price of Common Stock issued under each Option shall be determined by the Committee and shall be stated in the Option Agreement, but such purchase price shall, in the case of Incentive Stock Options, not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted (one hundred ten percent (110%) of the fair value in the case of any person or entity who owns stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation), and, in case of Non-Qualified Stock Options, not be less than eighty-five percent (85%) of the fair value of the stock at the time the option is granted.

(f) OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS MADE BY OTHER CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Corporation, or of any Subsidiary, as a result of a merger or consolidation of the employing corporation with the Corporation, or such Subsidiary, or the acquisition by the Corporation, or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Corporation, or a Subsidiary of stock of the employing corporation with the result that such employing Corporation becomes a Subsidiary.

SECTION 8.  RECAPITALIZATION OR REORGANIZATION

(a) ADJUSTMENTS TO AWARDS AND GRANTS. Except as hereinafter otherwise provided, Awards or Grants shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the Award or Grant of any such Options or Common Stock.

(b) PRICE AND SHARE ADJUSTMENT. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted but if and whenever, prior to the expiration of an Option theretofore granted, the Corporation shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(c) HOLDERS RIGHT TO PURCHASE SHARES PURSUANT TO TERMS OF RECAPITALIZATION. If the Corporation recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted, the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities, and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of such record of the number of shares of Common Stock then covered by such Option.

(d) ADJUSTMENT ALTERNATIVES. In the event of a Corporate Change, unless otherwise deemed to be impractical by the Committee, then no later than (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii), (v) or (vi) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee, acting in its sole discretion without the consent or approval of any Holder or Grantee, shall act to effect the following alternatives with respect to outstanding Options which acts may vary among individual Holders and, with respect to acts taken pursuant to Clause (i) above, may be contingent upon effectuation of the Corporate Change: (A) in the event of a Corporate Change referenced in Clauses (i), (ii) and (vi) acceleration of exercise for all Options then outstanding so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate; (B) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v) require the mandatory surrender to the Corporation by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date before or after such Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares; (C) in the event of a Corporate Change referenced in Clauses (iii),
     (iv) and (v), make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Comittee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); (D) in the event of a Corporate Change referenced in Clauses (iii), (iv) and
     (v), provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Corporation, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option; or (E) in the event of a Corporate Change referenced in Clauses (iii),
     (iv) and (v), cancel the Options granted if the Fair Market Value of the Common Stock underlying the Options is below the Option exercise price.

(e) CONDITIONS FOR WHICH NO ADJUSTMENT WILL BE MADE. Except as hereinbefore expressly provided, issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted, or the purchase price per share of Common Stock subject to Options.

SECTION 9.  AMENDMENT OR TERMINATION OF THE PLAN

The Committee in its discretion may terminate the Plan or any Option or Grant or alter or amend the Plan or any part thereof or any Option from time to time; provided that no change in any Award or Grant previously made may be made which would impair the rights of the Holder or
Grantee without the consent of the Holder or Grantee, and provided further, that the Committee may not, without approval of the stockholders, amend the Plan:

(a) to increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan on exercise or surrender of Options or upon Grants;

(b)  to change the minimum Option exercise price;

(c) to change the class of employees eligible to receive Awards and/or Grants or increase materially the benefits accruing to employees under the Plan;

(d) to extend the maximum period during which Awards may be granted or Grants may be made under the Plan;

(e) to modify materially the requirements as to eligibility for participation in the Plan; or

(f) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

SECTION 10.  OTHER

(a) NO RIGHT TO AN AWARD OR GRANT. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give an employee any right to be granted an Option to purchase Common Stock, to receive a Grant or to any other rights hereunder except as may be evidenced by an Option / Grant Agreement duly executed on behalf of the Corporation, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award or Grant.

(b) NO EMPLOYMENT RIGHTS CONFERRED. Nothing contained in the Plan or in any Award or Grant made hereunder shall (i) confer upon any employee any right with respect to continuation of employment with the Corporation or Subsidiary or (ii) interfere in any way with the right of the Corporation or Subsidiary to terminate his or her employment at any time.

(c) OTHER LAWS; WITHHOLDING. The Corporation shall not be obligated to issue any Common Stock pursuant to any Award granted or any Grant made under the Plan at any time when the offering of the shares covered by such Award has not been registered (or exempted) under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Corporation or the Committee deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Corporation shall have the right to deduct in connection with all Awards or Grants any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award or Grant to elect to surrender, or authorize the Corporation to withhold shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Corporation's withholding obligation, subject to such restrictions as the Committee deems necessary to satisfy the requirements of Rule 16b-3.

(d)  NO RESTRICTION OF CORPORATE ACTION. Nothing contained in the
     Plan shall be construed to prevent the Corporation or Subsidiary from taking any corporate action which is deemed by the Corporation or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or Subsidiary as a result of such action.

(e) RESTRICTIONS ON TRANSFER. An Award shall not be transferable otherwise than at death to a designated beneficiary of the Holder or by the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative.

(f) EFFECT OF DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT. The Option Agreement or other written instrument evidencing an Award shall specify the effect of the death, disability or termination of employment of the Holder of the Award; provided, however that a Holder shall be entitled to exercise (i) at least six (6) months from the date of termination of employment with the Corporation if such termination is caused by death or disability or (ii) at least thirty (30) days from the date of termination of employment with the Corporation if such termination is caused by reasons other than death or disability.

     All outstanding Incentive Stock Options will automatically be converted to Nonqualified Stock Options if the Holder does not exercise the Incentive Stock Option (i) within three (3) months of the date of termination caused by reasons other than death or disability; or (ii) within twelve (12) months of the date of termination caused by disability.

(g) RULE 16B-3. It is intended that the Plan and any Award made to a person subject to 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provisions of the Plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(h) GOVERNING LAW. The Plan shall by construed in accordance with the laws of the State of Washington and all applicable federal law. The securities issued hereunder shall be governed by and in accordance with the Corporate Securities Laws of the State of Washington.

ADOPTED BY THE BOARD OF DIRECTORS OF HANOVER GOLD COMPANY INC. AS
OF DECEMBER 1, 1998. APPROVED BY THE SHAREHOLDERS AS OF_______ 1999.